News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Mng. Director, Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS SECOND QUARTER 2006 RESULTS

Core Earnings Exceed Guidance

CHANTILLY, Va., July 24, 2006 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of web-based financial services, today reported financial and operating results for the three months ended June 30, 2006.

The following results reflect the introduction in 2006 of equity compensation and tax expensing, which were not included in 2005 results.

• • • •	Revenue for the second quarter of 2006 was $17.4
million, up 21 percent from $14.3 million in second
quarter 2005.
 Earnings before interest, taxes, depreciation
and amortization (Ebitda), a non-GAAP measure, was $4.1
million, a 42 percent increase from $2.9 million in the
prior year. Ebitda per share was $0.15 versus $0.11
per share in 2005.
 Net income was $1.4 million, down 11 percent
versus $1.6 million in the prior year. Net income per
share was $0.05. This compares to $0.06 per share in
2005, equivalent to $0.03 per share after adjusting for
the equity compensation and tax accounting changes.
 Core net income, a non-GAAP measure, was $2.2
million, up 31 percent from $1.6 million in 2005. Core
net income per share was $0.08. This compares to $0.06
per share in 2005, equivalent to $0.04 per share after
adjusting for the equity compensation and tax changes.

“We performed well in the second quarter, exceeding our core earnings guidance and First Call earnings consensus,” stated Matthew P. Lawlor, chairman and chief executive officer of the Company. “Operating fundamentals also improved, and I am particularly pleased with the 51 new banking clients we signed in the quarter. This was the highest number of sales we have ever recorded in a quarter, outside of two wholesale partner conversions.”

Lawlor continued, “In addition to delivering on our quarterly operating goals, we made great progress in positioning Online Resources for the future. Thanks to a lot of hard work and co-operation between our staffs, we closed the Princeton eCom acquisition in early July and got a big head start on the integration process. With over 8 million end-users and a broader set of services, we are poised to better serve our clients and exploit the significant synergies.”

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2006 Business Outlook
The Company provided guidance, including Princeton eCom, for the third quarter and expanded upon guidance provided earlier this month for full year 2006. Guidance includes equity compensation and tax expensing in 2006, but not in 2005. Guidance also does not anticipate the release of any additional valuation allowance in 2006, though the Company may do so. This guidance is in millions, except for per share data. These statements are forward-looking, and actual results may differ materially.

Third Quarter		Full Year
2005 2006%	2005	2006	%
Actual Guidance Change Actual Guidance			Change

Revenue	$15.3	$27.0-28.5	81%	$60.5	$92.0-95.0	55%

Ebitda (a)(b)	$3.5	$5.8-6.8	80%	$13.9	$21.5-23.0	60%

Ebitda per share (a)(b)	$0.13	$0.18-0.21	50%	$0.54	$0.71-0.76	36%

Net Income per share (c)(d)(e)(f)	$0.09	$(0.08)-(0.05)	nc	$0.88	$0.01-0.05	nc

Core Net Income per share (a)(e)(g)(h)	$0.09	$0.01-0.04	nc	$0.36	$0.23-0.27	nc

Fully Diluted Shares	27.3	32.5	19%	25.9	30.2	17%

nc = not comparable

(a)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Ebitda and core net income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(b)	Ebitda is a pro forma measure defined as earnings before interest, taxes, depreciation, amortization and equity compensation expense.

(c)	Net income per share for full year 2005 includes a $13.7 million benefit from the release of valuation allowance against the Company’s deferred tax asset.

(d)	Year over year comparisons for net income and core net income per share are not comparable because of one or more of the following: 1) differences in tax rates, 2) tax benefit from the release of valuation allowance in full year 2005, or 3) equity compensation expense in the 2006 periods.

(e)	Excludes preferred stock accretion of approximately $1.7 and $3.4 million for the third quarter and full year 2006, respectively.

(f)	Third quarter 2006 net income per share is calculated using the number of weighted-average shares outstanding (25.7 million), not fully diluted shares.

(g)	Core net income is a pro forma measure defined as net income before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance and non-recurring tax charges. Some or all of these items may not be applicable in any given reporting period. Core net income for the 2005 periods does not reflect a full tax rate.

(h)	Excludes amortization of acquisition-related intangible assets of approximately $2.3 and $0.1 million for the third quarters of 2006 and 2005, respectively, and $4.9 and $0.4 million for the years 2006 and 2005, respectively. Excludes equity compensation expense of approximately $0.7 million for the third quarter 2006 and $2.5 million for the full year 2006.

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The Company’s management will host a conference call to discuss the results today at 5:00 p.m. ET. The conference call dial-in number is (800) 938-1087 for domestic participants and (706) 679-7266 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 pm ET on July 24th until midnight on Monday, July 31st. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 2160739. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources
Online Resources powers web-based financial services for over 3800 financial institutions, billers and credit service providers. Its proprietary suite of account presentation and payment services are branded to its clients, and augmented by marketing services to drive consumer and business end-user adoption. The Company serves over 8 million billable end-users and processes approximately $75 billion in bill payments annually. Founded in 1989, Online Resources (Nasdaq: ORCC; www.orcc.com) is recognized as one of the nation’s fastest growing companies.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data
(Unaudited)

	Total					% Change
	2Q05	3Q05	4Q05	1Q06	2Q06	2Q06 vs.	2Q06 vs. 2Q05
						1Q06
BANKING SERVICES
Revenue (#M)	$ 12.4	$ 13.5	$ 13.9	$ 14.7	$ 15.4	5%	24%
Users (#K)	1,243	1,346	1,475	1,631	1,718	5%	38%
Account Presentation (#K)	511	577	638	716	775	8%	52%
Bill Payment (#K)	858	907	984	1,072	1,105	3%	29%
Adoption Rate (%)
Account Presentation[1]	28.1%	26.9%	29.0%	31.9%	34.6%	8%	23%

Bill Payment[2]	9.5%	9.1%	9.6%	10.3%	10.5%	2%	11%

Other Metrics

Bill Payment Transactions (#M)	11.3	11.6	12.4	13.9	14.2	2%	26%

Clients	740	799	820	840	877	4%	19%

CARD & CREDIT SERVICES

Revenue (#M)	$1.9	$1.8	$1.8	$2.0	$2.0	0%	5%

Users (#K)	2,405	2,587	2,811	2,946	3,160	7%	31%

Adoption Rate (%)[3]	16.0%	16.4%	17.3%	17.9%	18.5%	3%	16%

Clients	6	7	8	9	9	0%	50%

TOTAL COMPANY

Users	3,648	3,933	4,286	4,577	4,878	7%	34%

Clients	746	806	828	849	886	4%	19%

Notes:

1The number of end-users divided by the 2.2 million total launched checking and other eligible accounts held with our Banking Services clients. The numbers of checking accounts are as reported to us by our clients.

2The number of end-users divided by the 10.5 million total payments-eligible launched checking accounts held with our Banking Services clients. The number of checking account are as reported to us by our clients.

3The number of users divided by the 17.1 million active card accounts held with our Card Services clients. Based on industry averages, we have defined active card accounts to be 50% of total card accounts, and like the industry, are reporting adoption rates against the active card account base.

Online Resources Corporation

Consolidated Statement of Operations

(In thousands, except per share data)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:

Account presentation services	$1,956	$2,198	$3,884	$5,025

Payment services	10,849	8,695	21,244	17,138

Relationship management services	2,058	1,912	4,155	3,957

Professional services and other	2,496	1,524	4,793	3,321

Total revenues	17,359	14,329	34,076	29,441

Expenses:

Cost of revenues	7,591	6,463	15,253	12,699

Gross profit	9,768	7,866	18,823	16,742

General and administrative	4,284	3,506	8,708	6,869

Selling and marketing	2,850	2,109	5,558	4,254

Systems and development	1,064	869	2,207	1,994

Total expenses	8,198	6,484	16,473	13,117

Income from operations	1,570	1,382	2,350	3,625

Other income (expense)

Interest income	682	322	1,280	350

Interest expense	—	(5)	(1)	(9)

Total other income	682	317	1,279	341

Income before taxes	2,252	1,699	3,629	3,966

Income tax provision (benefit)	855	135	1,475	195

Net income	$1,397	$1,564	$2,154	$3,771

Net income per share

Basic	$0.05	$0.06	$0.08	$0.17

Diluted	$0.05	$0.06	$0.08	$0.16

Shares used in calculation of net income per share:

Basic	25,523	24,155	25,410	21,770

Diluted	27,527	26,509	27,553	24,123

Reconciliation of net income to Ebitda (See Note 1):

Net income	$1,397	$1,564	$2,154	$3,771

Depreciation and amortization	1,911	1,513	3,657	2,796

Equity compensation expense	616	—	1,233	—

Other income	(682)	(317)	(1,279)	(341)

Income tax provision	855	135	1,475	195

Ebitda (See Note 1)	$4,097	$2,895	$7,240	$6,421

Reconciliation of net income to core net income (See Note 2):

Net income	$1,397	$1,564	$2,154	$3,771

Equity compensation expense	616	—	1,233	—

Amortization of intangible assets	138	78	276	157

Core net income (see Note 2)	$2,151	$1,642	$3,663	$3,928

Notes:

1.	Ebitda represents earnings before interest, taxes, depreciation and amortization, and equity compensation expense.

2.	Core net income represents net income before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance and non-recurring tax charges. Some or all of these items may not be applicable in any given reporting period.

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	JUNE 30,	DECEMBER 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$58,130	$55,864
Restricted cash	1,627	2,220
Accounts receivable, net	9,995	7,262
Deferred implementation costs	854	609
Deferred tax asset, current portion	557	2,030
Prepaid expenses and other current assets	1,553	1,034
Total current assets	72,716	69,019
Property and equipment, net	17,256	15,242
Deferred tax asset, less current portion	11,635	11,635
Goodwill	16,290	16,322
Intangible assets	2,054	2,330
Deferred implementation costs, less current portion	580	521
Other assets	595	527
Total assets	$121,126	$115,596

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$3,678	$4,524
Deferred revenues	3,035	2,638
Deferred rent obligation	172	161
Capital lease obligation	—	8

Total current liabilities	6,885	7,331
Deferred revenues, less current portion	1,824	1,213
Deferred rent obligation, less current portion	1,825	1,796
Other long-term liabilities	1,627	2,220

Total liabilities	12,161	12,560
Stockholders’ equity	108,965	103,036
Total liabilities and stockholders’ equity	$121,126	$115,596

Online Resources Corporation
Condensed Consolidated Statement of Cash Flows

(In thousands)

	SIX MONTHS ENDED JUNE 30,
	2006	2005
	(Unaudited)	(Unaudited)
Operating activities:

Net income	$2,154	$3,771

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	3,657	2,796

Loss on disposal of assets	—	104

Provision for losses on accounts receivable	—	2

Amortization of discount premium	—	(1)

Equity compensation expense	1,233	—

Deferred tax expense	1,473	—

Changes in assets and liabilities	(3,391)	1,674

Net cash provided by operating activities	5,126	8,346

Investing activities:

Purchases of property and equipment	(5,395)	(3,119)

Net purchases of available-for-sale securities	—	(1,800)

Acquisition of IDS, net of cash acquired	—	(3,317)

Net cash used by operating activities	(5,395)	(8,236)

Financing activities:

Proceeds from the issuance of common stock	2,543	42,199

Repayment of capital lease obligations	(8)	(7)

Net cash provided by financing activities	2,535	42,192

Net increase in cash and cash equivalents	2,266	42,302

Cash and cash equivalents at beginning of period	55,864	3,342

Cash and cash equivalents at end of period	$58,130	$45,644